["ECKERD CORPORATION" LOGO]

                                                              July 27, 1995

Eckerd Corporation
8333 Bryan Dairy Road
Largo, FL 34647

Ladies and Gentlemen:

       I am Vice President/General Counsel of Eckerd Corporation, a Delaware corporation (the "Company"). I am providing the opinions set forth herein in connection with the preparation of a registration statement on Form S-3
(No. 33-60887) (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission (the "Commission") on July 6, 1995.


       The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 5,175,000 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), and the sale of (i) 2,500,000 shares of Common Stock by the Company (the "Primary Firm Shares"), (ii) up to 175,000 shares of Common Stock subject to an option given to the Underwriters (as defined below) by the Company solely to cover over-allotments, if necessary (the "Primary Option Shares" and together with the Primary Firm Shares, the "Primary Shares"); (iii) 2,000,000 shares of Common Stock (the "Secondary Firm Shares") by certain stockholders of the Company (the "Selling Stockholders"); and (iv) up to 500,000 shares of Common Stock subject to an option given to the Underwriters by the Selling Stockholders solely to cover over-allotments, if necessary (the "Secondary Option Shares" and together with the Secondary Firm Shares and any additional shares to be sold by the Selling Stockholders which are registered in a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations under the Act, the "Secondary Shares"; the Primary Shares and the Secondary Shares are collectively referred to herein as the "Shares"), to the public through a syndicate of underwriters in a firm commitment public offering pursuant to a Purchase Agreement (the "Purchase Agreement") in the form filed herewith as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company, the Selling Stockholders and Merrill Lynch & Co., CS First Boston Corporation, Morgan Stanley & Co., Incorporated and Raymond James & Associates, Inc., acting severally on behalf of themselves and the several Underwriters named therein (the "Underwriters").


        This opinion is being delivered in accordance with the requirements of
Item 601 (b)(5) of Regulation S-K under the Act.

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July 26, 1995


        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement filed with the Commission on July 6, 1995 and Amendment No. 1 thereto to be filed with the Commission on the date hereof under the Act;
(ii) the form of the Purchase Agreement; (iii) the Company's Restated Certificate of Incorporation, as in effect as of the respective issue dates of the Secondary Shares and as of the date hereof, (iv) the Company's Amended and Restated By-laws, as in effect as of the respective issue dates of the Secondary Shares and as of the date hereof, (v) the resolutions of the Board of Directors of the Company relating to among other things, the issuance of the Primary Shares and the Secondary Shares and the registration of the Shares under the Act; (vi) the form of a specimen certificate representing the Shares; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         I am admitted to practice law in the State of Florida and I do not purport to be an expert on any law other than the laws of the State of Florida and the laws of the United States of America. Insofar as the opinions contained herein relate to the general corporate law of the State of Delaware, I have made such investigation of such laws as I have deemed necessary as a basis for such opinions.

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July 27, 1995


        Based upon the subject to the foregoing and assuming (i) the Pricing Committee of the Board of Directors approves the price at which the Primary Shares are sold to the Underwriters pursuant to the Purchase Agreement,
(ii) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by me and the due execution and delivery of such certificates, and (iii) that the Company has received the full consideration for the Secondary Shares, I am of the opinion that:

         1. The issuance and sale of the Primary Shares have been duly authorized by all requisite corporate action on the part of the Company and when (i) the Purchase Agreement has been duly executed by the parties thereto and (ii) the Primary Shares are issued, delivered and paid for in accordance with the terms of the Purchase Agreement, the Primary Shares will be validly issued, fully paid and nonassessable.

         2. The Secondary Shares are duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. I further consent to the incorporation of this opinion by reference as an exhibit to any registration statement relating to the offering which is filed pursuant to Rule 462(b) of the Rules and Regulations under the Act and to the use of my name under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving such consent, I do not admit that I came within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Robert E. Lewis

                                   Robert E. Lewis, Esquire
                                   Vice President/General Counsel
                                   Eckerd Corporation